UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 24, 2006

VITACUBE SYSTEMS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50875	84-1575085
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

480 South Holly Street

Denver, CO 80246

(Address of principal executive offices, including zip code)

(303) 316-8577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The Company received a deficiency letter from the American Stock Exchange (Amex) dated November 17, 2006, advising that, based upon its review of our Form 10-QSB for the three and nine months ended September 30, 2006, we are not in compliance with Amex’ continued listing requirements. Specifically, the Company is not in compliance with Section 1003(a)(iv) of the Amex Company Guide, in that we have sustained losses which are so substantial in relation to our overall operations or our existing financial resources, or our financial condition has become so impaired that appears questionable, in the opinion of the Exchange, as to whether or not we are able to continue operations and/or meet our obligations as they mature.

The Company intends to submit a plan to Amex which will outline our plans to regain compliance with Amex’ continued listing requirements. We expect to submit this plan on or before December 1, 2006, and otherwise comply with all requirements set forth by Amex.  Final approval of this plan is subject to the discretion of Amex.

On November 22, 2006, we issued a press release announcing the matters discussed above. The full text of the press release is attached as Exhibit 99.1 to this report.

Item 9.01       Financial Statements and Exhibits

(d)         Exhibits

99.1                           Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: November 24, 2006	VITACUBE SYSTEMS HOLDINGS, INC.

	By:	/s/ John D. Pougnet
John D. Pougnet
Chief Executive Officer & Chief Financial Officer